UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a -101)
Information Required in a Proxy Statement
Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRST EAGLE FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Services

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

Re: [Merge Fund Name]

Dear Shareholder:

We have been trying to contact you regarding a very important matter pertaining to your investment in [Fund Name]. This pertains to an operating initiative related to the Fund that requires your response.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at (877) 896-3191 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday.  At the time of the call, please reference the number listed below.

Thank you.

Sincerely,

Frederick M. Bonnell
Managing Director, Shareholder Services

REFERENCE NUMBER: 1234567

AST FUND SOLUTIONS	Global Resources
55 Challenger Road, 2nd Floor Ridgefield Park, NJ 07666• 1-800-217-0538	Local Service
Customized Solutions

We need your response.

October 22, 2015

Dear Shareholder:

The Special Meeting of shareholders for the First Eagle Funds (the “Funds”) was adjourned to provide shareholders who have not yet cast their important vote with more time to do so.  The adjourned meeting is scheduled for November 13, 2015.  Please cast your proxy vote now so that your vote will be received in time for this adjourned meeting.

The purpose of this Special Meeting is to vote on the approval of each Fund’s advisory agreement (and, with respect to First Eagle Fund of America, the subadvisory agreement), which is required to be approved due to a prospective change of ownership of the parent company of First Eagle Investment Management, LLC, the investment adviser to the Funds (the “Adviser”). The advisory agreements you are voting on will continue the existing advisory arrangement with the Adviser (and, for First Eagle Fund of America, the subadviser).  In addition, there will be no change in investment personnel or in the advisory fees charged to the Funds in connection with this prospective change in ownership.  You can find further detail about the actual proposals and voting on the enclosed proxy form.  After careful consideration, the Board of Trustees recommends that shareholders vote “FOR” each proposal.

In order to continue on with the normal operation of each Fund, we need your help by voting the enclosed proxy form.

Voting is important as every share counts toward reaching the number of shares required to approve the business of this Special Meeting.  Please help us by taking a moment to cast your vote today.

Sincerely,

John P. Arnhold

President

First Eagle Funds

VOTING IS EASY:  Please take a moment now to cast your vote using one of the options listed below:

Do you have questions?  If you have any questions about how to vote your proxy or about the meeting in general, please call toll free (877) 896-3191.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

REG NOBO

We need your response.

October 22, 2015

Dear Shareholder:

The Special Meeting of shareholders for the First Eagle Funds (the “Funds”) was adjourned to provide shareholders who have not yet cast their important vote with more time to do so.  The adjourned meeting is scheduled for November 13, 2015.  Please cast your proxy vote now so that your vote will be received in time for this adjourned meeting.

The purpose of this Special Meeting is to vote on the approval of each Fund’s advisory agreement (and, with respect to First Eagle Fund of America, the subadvisory agreement), which is required to be approved due to a prospective change of ownership of the parent company of First Eagle Investment Management, LLC, the investment adviser to the Funds (the “Adviser”). The advisory agreements you are voting on will continue the existing advisory arrangement with the Adviser (and, for First Eagle Fund of America, the subadviser).  In addition, there will be no change in investment personnel or in the advisory fees charged to the Funds in connection with this prospective change in ownership.  You can find further detail about the actual proposals and voting on the enclosed proxy form.  After careful consideration, the Board of Trustees recommends that shareholders vote “FOR” each proposal.

In order to continue on with the normal operation of each Fund, we need your help by voting the enclosed proxy form.

Voting is important as every share counts toward reaching the number of shares required to approve the business of this Special Meeting.  Please help us by taking a moment to cast your vote today.

Sincerely,

John P. Arnhold

President

First Eagle Funds

VOTING IS EASY:  Please take a moment now to cast your vote using one of the options listed below:

Do you have questions?  If you have any questions about how to vote your proxy or about the meeting in general, please call toll free (877) 896-3191.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

OBO